LIMITED CONSENT, WAIVER AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS LIMITED CONSENT, WAIVER AND OMNIBUS AMENDMENT TO CREDIT AGREEMENT (this "Omnibus Amendment") is dated as of December 27, 2022 between **MVB FINANCIAL CORP.**, a West Virginia corporation (the "Borrower") and **RAYMOND JAMES BANK**, a Florida-chartered bank (together with its successors and assigns, the "Lender").

RECITALS

WHEREAS, Borrower and Lender entered into that certain Credit Agreement dated as of October 7, 2022 (the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

WHEREAS, Borrower, as pledgor, and Lender are parties to that certain Equity Pledge Agreement dated as of October 7, 2022 (the "Pledge Agreement") pursuant to which Borrower pledged 100% of its Equity Interests in the Pledged Subsidiaries (as defined in the Pledge Agreement), to include, without limitation, 100% of its 100% interest in MVB Community Development Corp. ("CDC");

WHEREAS, Borrower desires to take the following actions related to CDC, (i) the dissolution of CDC (the "Dissolution") and (ii) liquidation of CDC's assets (the "Liquidation");

WHEREAS, Borrower owns 100% of the shares of MVB Bank and MVB Bank owns 100% of the shares of ProCo Global, Inc. (d/b/a Chartwell Compliance and Chartwell Foresight) ("ProCo");

WHEREAS, Borrower and MVB Bank desire to make a Disposition of 100% of ProCo's assets to a third party (the "Subsidiary Disposition");

WHEREAS, the Credit Agreement requires Borrower to make, and Borrower has requested the Lender waive, a mandatory prepayment in accordance with Section 2.3(b) of the Credit Agreement in the amount of the Net Proceeds of the Subsidiary Disposition; and Lender has agreed to waive such mandatory prepayment so long as Borrower reinvests the Net Proceeds from the Subsidiary Disposition into its business (the "Proceeds Waiver");

WHEREAS, Borrower intends that MVB Bank will fund the Subsidiary Disposition pursuant to a "Seller's Note" made by the purchaser of ProCo's assets for the benefit of MVB Bank in the amount of $13,800,000.00 (the "Investment"); and

WHEREAS, Borrower hereby requests that Lender (i)(a) consent to the Dissolution (the "Dissolution Consent") and (b) waive any Event of Default that may occur under Section 7.11 of the Credit Agreement due to the Dissolution (the "Dissolution Waiver"); (ii) consent to the Liquidation (the "Liquidation Consent"); (iii)(a) consent to the Subsidiary Disposition (the "Disposition Consent") and (b waive any Event of Default that may occur under Section 7.11 of the Credit Agreement due to the Subsidiary Disposition (the "Disposition Waiver"); (iv)(a) consent to the Investment in the "Seller's Note" (the "Investment Consent"; together with the Dissolution Consent, the Liquidation Consent, and the Disposition Consent, the "Consents") and (b) waive any Event of Default that may occur under Section 7.4 of the Credit Agreement (the "Investment Waiver"; together with the Dissolution Waiver, the Disposition Waiver, and the Proceeds Waiver, the "Waivers"); (v) authorize the Proceeds Waiver; (vi) amend Schedule 5.8(a) of the Credit Agreement (the "Credit Agreement Amendment"), and amend Schedule 4(d) of the Pledge Agreement (the "Pledge Amendment"; together with the Credit Agreement Amendment, the "Amendments") each as more particularly set forth below, and the Lender is willing to effect the Consents,

the Waivers and the Amendments, as provided in, and on the terms and conditions contained in, this Consent.

AGREEMENTS

NOW, THEREFORE, for good and valuable consideration of the facts set forth hereinabove (which are hereby incorporated into and made a part of this Omnibus Amendment), the parties hereby agree as follows:

1. The Consents. The Lender hereby consents to each of (i) the Dissolution Consent, (ii) the Liquidation Consent, (iii) the Disposition Consent and (iv) the Investment Consent.

2. The Waivers. Subject to the satisfaction of the conditions set forth below, the Lender hereby agrees to each of (i) the Dissolution Waiver, (ii) the Prepayment Waiver, (iii) the Disposition Waiver and (iv) the Investment Waiver.

3. Amendments to the Credit Agreement.

(a) Schedule 5.8(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 5.8(a) attached hereto as Exhibit A.

(b) Schedule 5.8(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 5.8(b) attached hereto as Exhibit B.

4. Amendments to the Pledge Agreement.

(a) The defined term "Pledged Subsidiaries" of the Pledge Agreement is hereby deleted in its entirety and replace with:

> ""Pledged Subsidiaries" means each of (i) MVB Bank and (ii) Potomac Mortgage Group, Inc., the Equity Interest (or portion thereof) of which are now or hereafter pledged to Lender hereunder."

(b) Schedule 3(a) of the Pledge Agreement is hereby deleted in its entirety and replaced with the Schedule 3(a) attached hereto as Exhibit C; and

(c) Schedule 4(d) of the Pledge Agreement is hereby deleted in its entirety and replaced with the Schedule 4(d) attached hereto as Exhibit D.

5. Conditions to Effectiveness. This Omnibus Amendment shall become effective on the date (the "Effective Date") on which the Lender has received:

(a) executed original counterparts (or electronic copies followed promptly by originals) of this Omnibus Amendment;

(b) a Secretary's Certificate of Borrower, together with Resolutions authorizing entering into this Omnibus Amendment and MVB Bank to effectuate the Dissolution and Liquidation of CDC and the Disposition of ProCo; and

(c) a Secretary's Certificate of MVB Bank, together with Resolutions authorizing the effectuation of the Disposition of ProCo.

6. Release and Return of Pledged Equity. Upon the Effective Date, the Lender shall release and return all certificates, instruments, irrevocable stock power certificate, and agreements, if any, relating to the Dissolution of the CDC to Borrower.

7. Effect of this Omnibus Amendment. Borrower agrees that, except as expressly provided herein, (a) the Credit Agreement and each Loan Document shall remain unmodified and in full force and effect, and (b) this Omnibus Amendment shall not be deemed to be a waiver of, consent to, a modification of or amendment to any other term or condition of the Credit Agreement, any Loan Document or any other agreement by and between Borrowers, on the one hand, and Lenders and the Administrative Agent, on the other hand. This Omnibus Amendment shall be deemed a Loan Document.

8. Reaffirmations of Borrower. Borrower hereby (i) agrees that this Omnibus Amendment shall not limit or diminish its obligations under, or release it from any obligations under, the Credit Agreement and other Loan Documents, (ii) confirms and reaffirms its obligations under the Credit Agreement and other Loan Documents, and (iii) agrees that the Credit Agreement and other Loan Documents remain in full force and effect and are hereby ratified and confirmed.

9. Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to Lender as follows:

(a) Upon the effectuation of the Consents and the Waivers, no Default or Event of Default exists under the Credit Agreement or any Loan Document as of the date hereof or would result from the Consents or the Waivers contemplated hereby;

(b) the representations and warranties contained in Article V of the Credit Agreement and in any Loan Document or which are contained in any of the financial statements from time to time certified by the Borrower and furnished pursuant thereto, are true and correct on and as of the date hereof (except that to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof));

(c) it has the requisite corporate or organizational power and authority and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Omnibus Amendment and the transactions contemplated hereby; and

(d) this Omnibus Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

10. Severability. Any provision of this Omnibus Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Omnibus Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Omnibus Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.

11. Release. Borrower hereby acknowledges and agrees that, on the Effective Date: (a) neither it nor any of its Affiliates has any claim or cause of action arising on or prior to the Effective Date against the Lender (or any of its Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Credit Agreement and the other Loan Documents and (b) the Lender has, prior to the Effective Date,

properly performed and satisfied in a timely manner all of its obligations prior to the Effective Date to Borrower and its Affiliates under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, the Lender wishes (and the Borrower agrees) to eliminate, to the fullest extent permitted under applicable law, any possibility that any past conditions, acts, omissions, events or circumstances which occurred prior to the Effective Date would impair or otherwise adversely affect any of the Lender's rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Omnibus Amendment and other good and valuable consideration, the Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Lender and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, arising on or prior to the Effective Date, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Effective Date and arising out of, connected with or related in any way to this Omnibus Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction on or prior to the Effective Date related or attendant thereto, or the agreements of the Lender contained therein, or the possession, use, operation or control of any of the assets of the Borrower, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Effective Date.

As to each and every claim released hereunder, the Borrower also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of Florida and New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

The Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 10. The Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of the Lender's Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees and agents, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by the Released Parties as a result of such violation.

12. Governing Law. This Omnibus Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law principles.

13. Counterparts. This Omnibus Amendment may be executed in counterparts (and by different parties hereto in different counterparts), and by facsimile transmission or other electronic means, which signatures shall be considered original executed counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Each party to this Omnibus Amendment agrees that it will be bound by its own facsimile or

other electronically transmitted signature and that it accepts the facsimile or other electronically transmitted signature of each other party.

14. Final Agreement. THIS OMNIBUS AMENDMENT REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS OMNIBUS AMENDMENT IS EXECUTED. THIS OMNIBUS AMENDMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, AMENDMENT, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS OMNIBUS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AMENDMENT SIGNED BY THE PARTIES HERETO.

[Signature Page Follows]

IN WITNESS WHEREOF, this Limited Consent, Waiver and Omnibus Amendment has been executed on the date first written above, to be effective upon satisfaction of the conditions set forth herein.

BORROWER:

MVB FINANCIAL CORP.
a West Virginia corporation

By: Donald Robinson
Name: Donald Robinson
Title: President

LENDER:

RAYMOND JAMES BANK,
a Florida-chartered bank

By: ______________________________
Name: Douglas S. Marron
Title: Senior Vice President

EXHIBIT A

SCHEDULE 5.8(a)
Subsidiaries

Subsidiaries of MVB Financial, Corp.

Subsidiary	Jurisdiction of Organization	% Owned by Borrower	Subsidiary Bank (Y/N)
MVB Bank, Inc.	West Virginia	100%	Y
SPE PR, LLC	Puerto Rico	100%	N
Operating Subsidiaries of MVB Bank, Inc.			
MVB Insurance, LLC	West Virginia	100%	N
Paladin Fraud, LLC	West Virginia	100%	N
Trabian Technology, Inc.	Texas	80%	N
Potomac Mortgage Group, Inc.	Virginia	100%	N
MVB Edge Ventures, Inc.	West Virginia	100%	N
Subsidiaries of MVB Edge Ventures, Inc.			
MVB Technology, LLC	West Virginia	93.4%	N
Victor Technologies, LLC	Delaware	100%	N
Flexia Payments, LLC	Delaware	80%	N

EXHIBIT B

Schedule 5.8(b)
Organizational Chart

(see attached)

Organizational Chart - Projected 12/31/2022



SPE PR, LLC
100%
Warp Speed Holdings LLC
37.5%
MVB Financial, Corp.
Bank Holding Company
100%
MVB Bank, Inc.
Wholly-owned subsidiaries
100%
Potomac Mortgage Group, Inc.
MVB Insurance, LLC
Paladin Fraud, LLC
47% w/ reduction for annual vesting
Intercostal Mortgage, LLC
80%
Trabian Technology, Inc.
100%
MVB Edge Ventures Inc.
93.4%
MVB Technology, LLC
80%
Flexia Payments, LLC
100% w/ planned annual vesting
Victor Technologies, Inc.

EXHIBIT C

SCHEDULE 3(a)

Pledged Subsidiary

MVB Bank
Potomac Mortgage Group, Inc.

EXHIBIT D

SCHEDULE 4(d)

PLEDGED EQUITY

Pledgor of Pledged Equity	Pledged Subsidiary	Certificate Number	Number of Shares/Units/Interest Pledged	Percentage Ownership Pledged
MVB Financial Corp.	MVB Bank, Inc.	1	4,419,609	100% of its 100% interest
MVB Bank, Inc..	Potomac Mortgage Group, Inc.	2	100	100% of its 100% interest